UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2020 (January 13, 2020)

ALTISOURCE ASSET MANAGEMENT CORPORATION
(Exact name of Registrant as specified in its charter)

United States Virgin Islands	001-36063	66-0783125
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5100 Tamarind Reef
Christiansted, United States Virgin Islands 00820
(Address of principal executive offices including zip code)

(340) 692-0525
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	AAMC	NYSE American

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Co-Chief Executive Officer and Director

On January 13, 2020 (the “Effective Date”), Altisource Asset Management Corporation (the “Company” or “AAMC”) appointed Indroneel Chatterjee as the Company’s Co-Chief Executive Officer, effective on such date. Mr. Chatterjee also became a member of the Company’s Board of Directors on the Effective Date.

The current Chief Executive Officer, George Ellison, will continue as co-Chief Executive Officer and Chairman and be responsible for managing the Company’s existing business including the asset management agreement with Front Yard Residential Corporation. Mr. Chatterjee was hired as an additional resource for AAMC and will be responsible for implementing new business.

Mr. Chatterjee, age 39, has served as a consultant to various businesses since March 2019. He previously served as Senior Vice President, New Business Initiatives of Altisource Solutions, Inc. from September 2018 to March 2019. Altisource Solutions, Inc. is a subsidiary of Altisource Portfolio Solutions S.A. (NASDAQ: ASPS) (“ASPS”), an integrated service provider and marketplace for the real estate and mortgage industries. Mr. Chatterjee served as Chief Financial Officer of ASPS from October 2017 to August 2018. Prior to joining ASPS, he served as Head of Credit Solutions, Global Markets at Nomura Securities, an investment banking firm, from January 2017 to September 2017 and as Executive Director on the fixed income trading desk at Nomura from August 2014. Mr. Chatterjee also held the positions of Investment Analyst, Absolute Return Income Fund for Perry Capital from March 2013 to April 2014, Executive Director for UBS Securities LLC from November 2009 to March 2013 and Vice President, High Yield Research for AIG Global Investment Group from October 2006 to November 2009. He holds a Bachelor of Science in Economics from the Wharton School of Business at the University of Pennsylvania.

Executive Compensation

On the Effective Date, the Company and Mr. Chatterjee entered into an Employment Agreement (the “Employment Agreement”) setting forth the terms of his employment.

Mr. Chatterjee is entitled to receive an initial annual base salary of $675,000, subject to annual adjustment by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”), with reduction in salary below such amount only permitted if part of an across-the-board reduction not to exceed 10% of the salaries of all executive officers at the “chief” level.

Mr. Chatterjee will be eligible to earn annual cash bonuses beginning with the fiscal year ending December 31, 2020. His target bonus for 2020 will be $800,000, with a maximum bonus potential for 2020 of $1.6 million. The bonus will be subject to the achievement of performance targets established by the Compensation Committee. He will also receive a cash signing bonus of $800,000, subject to an obligation to repay 100% of such signing bonus if terminated by the Company for Cause (as defined in the Employment Agreement) or without Good Reason (as defined in the Employment Agreement) within the first year following the Effective Date or 50% of such signing bonus if terminated by the Company for Cause or without Good Reason during the second year following the Effective Date.

Mr. Chatterjee will also receive an initial equity award, which award will be made outside of the Company’s 2012 Equity Incentive Plan (the “Plan”) but will otherwise be subject to the terms and conditions of the Plan. Such initial equity award will be an “inducement award” for purposes of the NYSE American’s exemption from shareholder approval requirements for inducement awards. The equity award will consist of options to purchase 60,000 shares of common stock and 60,000 restricted shares. The options will be subject to vesting following the achievement of certain trading price targets and further time-based vesting criteria thereafter. The restricted shares will vest annually over a four-year period following the date of grant.

Mr. Chatterjee will be entitled to receive additional option awards in connection with certain dilutive issuances of securities and will receive relocation expenses and reimbursement of legal fees in connection with the negotiation of the Employment Agreement. He will be eligible to participate in the Company’s health, life insurance, disability, retirement and other welfare plans on the same terms available to other senior executives.

Upon termination of employment, Mr. Chatterjee will be eligible to receive accrued salary and benefits payable through the date of termination. He will be subject to customary confidentiality and non-disparagement obligations, as well as a twelve-month obligation not to solicit clients, customers or employees. In addition, if his employment is terminated by the Company for Cause or by Mr. Chatterjee without Good Reason, he will be subject to a twelve-month non-competition obligation. If his employment is terminated by the Company without Cause or by Mr. Chatterjee for Good Reason, Mr. Chatterjee will be entitled to receive severance equal to the sum of his annual base salary and annual target bonus, payable in twelve month installments, and accelerated vesting of his equity awards (except as prohibited by the Plan), in each case, subject to his execution of a customary release, providing, among other things, confirmation of his confidentiality, non-disparagement and non-solicitation obligations.

Board Service

Mr. Chatterjee will not receive any additional compensation for his service on the Company’s Board of Directors.

Other

There are no arrangements or understandings between Mr. Chatterjee and any other person pursuant to which he was selected as an officer or Director of the Company. There are no family relationships between Mr. Chatterjee and any director or executive officer of the Company nor is Mr. Chatterjee party to any related person transactions, in each case as required to be disclosed under Item 401 or 404 of Regulation S-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective on January 13, 2020, the Board of Directors of the Company approved the amendment and restatement of the Company’s Second Amended and Restated Bylaws (as amended and restated, such bylaws are the Company’s Third Amended and Restated Bylaws) to increase the size of the Board of Directors from four to five and permit the appointment of more than one Chief Executive Officer.

Item 8.01	Other Events.

On January 13, 2020, the Company issued a press release announcing the hiring of Mr. Chatterjee and the terms of his inducement equity award. A copy of the press release is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Third Amended and Restated Bylaws (marked to show changes from the Second Amended and Restated Bylaws).
99.1	Press Release of Altisource Asset Management Corporation dated January 13, 2020.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Altisource Asset Management Corporation
January 13, 2020	By:	/s/ Indroneel Chatterjee
Indroneel Chatterjee Co-Chief Executive Officer